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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the statements of directly identifiable assets and liabilities of the Medical Waste Business of Browning-Ferris Industries, Inc. (BFI Medical Waste) and the related statements of revenues and direct expenses of BFI Medical Waste dated July 30, 1999, included in Stericycle, Inc.'s Form 8-K/A dated December 29, 1999, and to all references to our Firm included in this registration statement.



Arthur Andersen LLP

Chicago, Illinois


October 18, 2001